Independence Community Bank Corp.
PRESS RELEASE
195 Montague Street • Brooklyn, New York 11201

INDEPENDENCE COMMUNITY BANK STOCKHOLDERS
OVERWHELMINGLY APPROVE MERGER WITH SOVEREIGN BANCORP

Brooklyn, New York – January 25, 2006 – The merger of Independence Community Bank Corp. (Nasdaq:ICBC) with and into Sovereign Bancorp, Inc. (NYSE:SOV) was approved earlier today by the stockholders of ICBC. Pending regulatory approvals, the merger is expected to close during the second quarter of 2006.

Following the special meeting of Independence Community Bank Corp. stockholders held earlier today, Alan H. Fishman, President and CEO of ICBC said, “We are pleased that our stockholders have overwhelmingly approved the merger and look forward to serving our communities with the combined resources of Sovereign and Independence.”

Independence Community Bank Corp. is the holding company for Independence Community Bank. The Bank, originally chartered in 1850, currently operates 125 full service branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau and Suffolk Counties, and New Jersey. On Staten Island, the Bank’s twenty-one branch offices operate as SI Bank & Trust, a division of Independence Community Bank. The Bank has three key business divisions: Commercial Real Estate Lending, Consumer Banking and Business Banking and is actively targeting small and mid-size businesses. The Bank maintains its community orientation by serving urban communities a wide range of financial products and by emphasizing customer service, superior value and convenience. The Bank’s web address is www.myindependence.com.

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Statements contained in this release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Words such as “expect”, “feel”, “believe”, “will”, “may”, “anticipate”, “plan”, “estimate”, “intend”, “should”, and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of the Company and Sovereign may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the growth opportunities and cost savings from the merger of the Company and Sovereign may not be fully realized or may take longer to realize than expected; (3) operating costs and business disruption following the completion of the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) diversion of management time on merger-related issues; (6) litigation or other adversarial proceedings relating to the merger or to Banco Santander’s proposed investment in Sovereign; (7) competitive factors which could affect net interest income and non-interest income and/or general economic conditions which could affect the volume of loan originations, deposit flows and real estate values; and (8) the levels of non-interest income and the amount of loan losses as well as other factors discussed in the documents filed by the Company with the Securities and Exchange Commission (the “SEC”) from time to time. The Company does not undertake any obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contact: Frank W. Baier

Chief Financial Officer

718-923-3506